Exhibit 10.2

Change of Control Agreement

The Change of Control Agreement dated July 10 between Apex Silver Mines Limited and Deborah. Friedman, Senior Vice President and General Counsel of the Company, is in the form of the Change of Control Agreement previously filed with the Company’s Form 10-Q for the quarter ended September 30, 2006 which is incorporated by reference hereto.  The salary and bonus multiple for the purpose of Section 4(iii)(B) of Ms. Friedman’s agreement is two.  The benefit period for the purpose of Sections 4(iv) and (v) of Ms. Friedman’s agreement is twenty-four months.